RACINGO TOTE SERVICES AND SOFTWARE LICENSE AGREEMENT

This Agreement is made as of the 24 day of May,  2000,

BETWEEN:

          AUTOTOTE SYSTEMS, INC., a Delaware corporation,
          ("Autotote")

          and

          PLAYANDWIN, INC., a Nevada corporation,
          ("PWIN")

WHEREAS  PWIN  helped to create and develop  a  pari-mutuel  game known as "Racingo", which is a combination of horse racing, bingo
and   lottery  game  and  is  described  on  Schedule  B   hereto
("Racingo");

AND WHEREAS PWIN holds licenses from Racingo Investments Ltd. to operate and deliver Racingo both through on- and off-track betting facilities ("On-and Off-Track Racingo") and through the Internet ("On-Line Racingo");

AND WHEREAS Autotote is a leading technology supplier and operator of wagering systems, related equipment and gaming venues in North America and around the world, providing technology, services and operations management primarily to two major segments of the industry, namely (i) pari-mutuel wagering and
(ii) government-sponsored or licensed lotteries;

AND WHEREAS the software for Racingo (the "Racingo Software"), as described in Schedule C hereto, has been developed by Autotote;

AND WHEREAS Autotote wishes to enter into a cross-license and joint marketing agreement with PWIN in support of the market launch of Racingo in North America initially, and to expand into international markets (the "Racingo Rollout"), and PWIN wishes to enter into such an agreement with Autotote for the same purpose.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises contained herein, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto covenant and agree each with the other as follows:

                            ARTICLE 1
                         INTERPRETATION

1.1 Definitions. In this Agreement, unless the context otherwise requires, the terms set forth in Schedule "A" shall have the meanings set forth therein.

1.2 Entire Agreement. This Agreement together with the agreements and other documents to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties pertaining to the provision of services by Autotote to PWIN, the corresponding covenants provided by PWIN to Autotote, and the licensing of the Racingo Software by Autotote to PWIN, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, and there are no warranties, representations and other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in this Agreement or any other agreement or document to be delivered pursuant to this Agreement.

1.3   Extended  Meanings. In this Agreement, words importing  the
singular  number  include  the  plural  and  vice  versa;   words
importing the masculine gender include the feminine and neuter genders.

1.4 Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.5 References. References to an article, section, subsection, paragraph, schedule or exhibit shall be construed as references to an article, section, subsection, paragraph, schedule or exhibit to this Agreement, unless the context otherwise requires.

1.6 Currency. Unless otherwise specified, the word "dollar", or the symbol "$" refers to United States dollars.

1.7 Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

1.8 Schedules. The following is a list of schedules attached to and incorporated into this Agreement by reference and deemed as part of this Agreement.

          SCHEDULE       DESCRIPTION
          "A"            Definitions
          "B"            Racingo
          "C"            Racingo Software
          "D"            Timetable

                            ARTICLE 2
                         CROSS-LICENSING

2.1 Racingo Software License. Autotote hereby grants to PWIN an exclusive five (5) year license (the "Racingo Software License"), renewable for an additional five (5) years upon mutual agreement, to use the Racingo Software with respect to the use, conduct, delivery, sale, distribution or exploitation of Racingo under the On- and Off-Track Racingo License and the On-Line Racingo
License. For greater clarity, the Racingo Software License includes the use of the Racingo Software for or with respect to:

(a)  Fantasy Racingo; and

(b)  the   use,   conduct,   delivery,  sale,   distribution   or
     exploitation of On- and Off-Track Racingo or On-Line Racingo at any racing track for which Autotote is not the Tote
     Supplier.

2.2 Racingo License. PWIN hereby grants to Autotote an exclusive license (the "Racingo License"), for the term of this Agreement, to use the intellectual property rights and know-how identified under the terms "Racingo", "Racingo Copyrights", "Racingo Patent" and "Racingo Trademarks" solely in connection with and to the extent required by the provision of the services identified in section 3.1 below.

2.3 Domain Name Transfer. Autotote hereby assigns to PWIN all of its right, title and interest in and to the domain name "racingo.com" currently registered in the name of Autotote. Autotote hereby covenants to take all further actions that may be necessary to register the foregoing transfer and to give effect to it.

                            ARTICLE 3
                         RACINGO ROLLOUT

3.1 Autotote's Responsibilities. Upon the commencement of the Racingo Rollout, and during the term of this Agreement, Autotote shall provide the following services to PWIN.

  3.1.1      Technology.  Autotote shall ensure that the  Racingo
  Software enables Racingo common pool wagering in the following areas:

  (a)  for On-Line Racingo, worldwide; and

  (b) for On- and Off-Track Racingo, in North America and in such other territory for which PWIN may obtain a license to conduct and market On- and Off-Track Racingo.

  3.1.2       Hosting.   Autotote  shall  provide   hosting   and
  interface services, through one or more Autotote Hubs:

  (a)  for  On-  and  Off-Track Racingo in the United  States  of
       America, and in such other territory for which PWIN may obtain a license to conduct and market On- and Off-Track
       Racingo; and

  (b)  for On-Line Racingo worldwide.

  3.1.3 Integration. Autotote shall from time to time make such modifications or upgrades to the Racingo Software as may be required to ensure the seamless integration of the Racingo Software into the Autotote Hubs and its seamless operation on the Autotote Hubs.

  3.1.4 Quality Control. During the installation and testing of the Racingo Software on the Autotote Hubs, and during the construction and testing of the Autotote Hubs containing the Racingo Software (collectively known as the "Racingo System"), Autotote shall implement adequate quality control procedures to ensure that the Racingo System shall operate in accordance with normal totalisator standards, including but not limited to:

  (a)  unit  testing:  as  individual component  of  the  Racingo
       System (whether software or hardware) is developed, it will undergo testing routines as a unique entity; and

  (b) system testing: as soon as the Racingo System is complete and each component has been integrated into and has become a fully functional part of the Racingo System, each component will tested as part of the Racingo System.

  3.1.5 Redundancy. Autotote shall at all times maintain sufficient redundant systems to ensure that the Racingo System remains operational at all times in accordance with this agreement, including section 7.2(b)..

  3.1.6 Wager Scheduling and Co-Ordination. Autotote shall be responsible for scheduling and coordinating the Racingo Wager. Autotote shall use reasonable efforts to ensure that each Racingo Wager has a large and competitive Field Size. In providing this service, Autotote shall use its existing personnel and not hire additional personnel, and shall dedicate such personnel to perform this service on a full-time basis.

  3.1.7 Racingo System Operation. In providing the Racingo System to racing tracks, Autotote shall act in accordance with the standard totalisator / pari-mutuel service practices governing its other relationships with the various racing tracks for which it is the Tote Supplier, including but not limited to liquidated damages provisions (applicable to both parties), daily and yearly caps on liability, and the exclusion of incidental and consequential damages.

  3.1.8 Accounting. Autotote shall be responsible for providing accounting services to handle payments to tracks, money room transfers, royalties, commissions to partners, and the payment of direct and indirect expenses. Each month, Autotote will prepare accurate reports in accordance with generally-accepted accounting principles, compiling and analyzing the monthly expenses of providing the services set
  out in this section 3.2.   Autotote will provide such reports
  to PWIN each month in both hard copy and electronic formats.

  3.1.9      Hyperlinks.   Autotote shall  provide  and  maintain
  hyperlinks  to  the  main  Autotote Hub  carrying  the  Racingo
  Software from the Autotote Web Site and all associated web sites.

  3.1.10     Telephone  Wagering.   Autotote  shall  provide  and
  maintain a telephone betting service in the United States for On- and Off-Track Racingo.

  3.1.11 Web Site Posting. Autotote shall use reasonable efforts to post on the Autotote Web Site official Racingo results, past performance lines, information on upcoming Racingo events, and such other information about Racingo as PWIN and Autotote may agree on.

  3.1.12 State Approval. Autotote shall make such filings as may from time to time be required to approve Racingo for gaming license purposes on a State by State basis.

  3.1.13      Representation.   Autotote  will   use   reasonable
  efforts to represent Racingo to the pari-mutuel industry in the most favorable manner possible.

  3.1.14 Work Reports. Each month, Autotote shall provide to PWIN an accurate report outlining any additional modifications or enhancements that may be required for the Racingo Software and the estimated cost of such modifications or enhancements. Autotote shall not commence any work on any such modifications or enhancements without PWIN's prior approval of such work and costs.

  3.1.15 Access and Reports. Autotote shall provide PWIN with restricted computer access to and monthly reports from the Racingo System to permit analysis of wagering trends and racing products. Autotote shall assist PWIN in reviewing these reports with a view to determining the most popular signals and the largest possible fields for Racingo, and developing new ways to increase the Racingo Wager.

  3.1.16 Financial Statements. Autotote will provide to PWIN audited financial results for the sale of Racingo through Autotote Hubs on an annual basis.

  3.1.17 Examination of Records. PWIN shall have the right to examine the records of Autotote with respect to Racingo at any time on ten (10) days' notice. The examination shall be at PWIN's costs unless the examination shall discover errors exceeding a 5% margin, in which case Autotote shall bear PWIN's examination costs.

3.2 PWIN's Covenants. During the term of this Agreement, PWIN shall be responsible for the following:

  3.2.1 Offices. PWIN shall from time to time establish and staff such PWIN corporate offices in the United States, Europe and Asia as may from time to time be required to support the Racingo Rollout.

  3.2.2      Strategy.   PWIN shall from time to  time  determine
  sales and marketing strategies for Racingo.

  3.2.3 Marketing Funding. PWIN shall be responsible for securing funding for all sales and marketing programs for Racingo as and when required by PWIN.

  3.2.4 Racingo Rollout Financing. PWIN shall provide at least $3,000,000 to finance the Racingo Rollout.

  3.2.5       Promotion.   PWIN  shall  provide   personnel   and
  materials for Racingo racetrack promotional programs as and when required.

  3.2.6.     Development.   PWIN shall continue  the  development
  and enhancement of Racingo in conjunction with the Autotote development team.

  3.2.7 Jackpot Pool. PWIN shall establish and at all times maintain a Jackpot Pool of at least $1,000,000 starting on the date on which Racingo becomes available to players, and this Jackpot Pool shall be used for all games of Racingo, whether offered through Autotote or otherwise.

  3.2.8 Compliance. PWIN hereby acknowledges that Autotote is subject to the gaming and licensing requirements of various jurisdictions and is obliged to take reasonable efforts to determine the suitability of its business associates. PWIN agrees to cooperate fully with Autotote in providing it with any information, of whatever nature, that Autotote deems necessary or appropriate in assuring itself that PWIN and its directors, officers and Major Shareholders possess the good character, honesty, integrity, and reputation applicable to those engaged in the gaming industry.

3.3 Mutual Obligations. During the term of this Agreement, both parties shall observe the following terms:

  3.3.1      Prohibited  Jurisdictions.   Subject  to  subsection
  3.3.2 below, neither party shall market, sell, operate or make available On-Line Racingo or On- and Off-Track Racingo in or to any jurisdiction in which Racingo is not permitted or licensed. Each party shall use its best efforts to ensure that On-Line Racingo is not offered to persons situated in jurisdictions in which On-Line Racingo is not permitted by law or licensed. For greater certainty, when required by the law of any jurisdiction, the parties shall obtain the appropriate licenses authorizing them to engage in On-Line Racingo in that jurisdiction.

  3.3.2 On-Line Wagering Restrictions. No wagers shall be taken for On-Line Racingo from persons situated in jurisdictions in which wagering over the Internet is not permitted by law. All On-Line Racingo provided to the public will be Fantasy Racingo until and unless wagering over the Internet is permitted by law, and then only in those jurisdictions in which it is so permitted.

  3.3.3 Due Diligence. Each party shall undertake all appropriate investigations prior to marketing, selling, operating or making available Racingo in any given jurisdiction, to ensure compliance with the laws of that jurisdiction.

  3.3.4 Procedural Review. Each party (the "Reviewing Party") shall have the right to review from time to time those operating or regulatory compliance procedures of the other party (the "Reviewed Party") which have or would reasonably be expected to have a material effect on that party's ability to perform its obligations under this Agreement. Each party hereby agrees to:

  (a) as the Reviewed Party, give the Reviewing Party access to its premises, personnel and records for the purposes of said review;

  (b)  as  the  Reviewing Party, to conduct its  review  in  good faith  and  in accordance with the terms of this Agreement
       including   but   not   limited  to  the   confidentiality
       provisions of Article 8 below; and

  (c)  as  the  Reviewed Party, to implement such recommendations of  the Reviewing Party as may be necessary to ensure  the
       Reviewed  Party's  compliance  with  the  terms  of   this
       Agreement.

  3.3.5 Timetable. The parties shall agree upon a timetable for the performance of their respective obligations under this Agreement, which timetable shall be attached to this Agreement as Schedule "D" and shall be part of this Agreement. Both parties agree to use reasonable efforts to perform their respective obligations by the times specified therefor in said timetable. Without limiting the foregoing, both parties agree to use reasonable efforts to commence the Racingo Rollout in time for the Fall racing season. Both parties agree to notify each other of any event or circumstance that could delay the timely performance of their obligations. Both parties agree to review the timetable from time to time and to revise it as necessary.

                            ARTICLE 4
                         SOFTWARE RIGHTS

4.1 Ownership. Subject to the provisions of section 4.2 below, Autotote shall remain at all times the owner of all intellectual property rights in and to the Racingo Software, including any modifications or upgrades thereto.

4.2 Source Code Escrow. Autotote agrees to place the source code for the most recent version of the Racingo Software in escrow ( the "Escrow Copy") with a mutually agreed upon escrow agent, such copy to be updated for all new developments, enhancements, bug fixes or other necessary changes on a quarterly basis.

   4.2.1 Release on Expiry. Upon the expiry of the term of the Racingo Software License the Escrow Copy shall be released to Autotote.

   4.2.2 Release on Insolvency. Upon the insolvency or bankruptcy of Autotote or the making of an assignment to its creditors:

     (a) ownership of the Racingo Software and of all intellectual property rights therein shall automatically vest in PWIN without any further action on the part of Autotote or PWIN;

     (b)  the Escrow Copy shall be released to PWIN; and

     (c) PWIN shall grant to Autotote an exclusive license to use the Racingo Software.


                            ARTICLE 5
                          COMPENSATION

5.1   Where  Autotote is the Tote Supplier.  PWIN  shall  pay  to
Autotote a fee equal to the greater of:

(a) 23% of PWIN's Take-Out from all racing tracks for which Autotote is the Tote Supplier; or

(b) 1.25% of the Racingo Wager from all racing tracks for which Autotote is the Tote Supplier.

5.2 Where Autotote is not the Tote Supplier. PWIN shall pay to Autotote a fee equal to 5% of PWIN's Take-Out from all racing tracks for which Autotote is not the Tote Supplier.

5.3    Transaction  /  Interface  Fees.  PWIN  acknowledges  that
Autotote shall be entitled to charge each racing track its standard transaction or interface fee of 0.125% of the Racingo Wager for that track, whether or not Autotote is the Tote Supplier for that track.

                            ARTICLE 6
                      TERM AND TERMINATION

6.1 Term of Agreement. This Agreement (not including the Racingo Software License) shall commence on the date hereof and shall continue for a term of five (5) years, which term may be renewed for an additional five (5) years upon mutual agreement.

6.2   Term  of  Racingo Software License.  The  Racingo  Software
License shall commence on the date hereof and shall continue for a term of five (5) years, which term may be renewed for an additional five (5) years upon mutual agreement.


6.3  Termination Upon Breach.

(a) If PWIN breaches any material term of this Agreement, and such breach continues uncured for a period of sixty (60) days, this Agreement (including the Racingo Software License) shall be terminated forthwith upon written notice by Autotote.

(b) If, during the term of the contract, Autotote is notified by any regulatory agency that the conduct of business with PWIN will jeopardize Autotote's license or ability to be licensed to carry on its business, or if Autotote concludes that PWIN or any of the directors, officers or Major Shareholders of PWIN no longer possesses the good character, honesty, integrity, and reputation applicable to those engaged in the legitimate gaming industry that PWIN's background, history, or reputation would be deemed unsuitable under the legislation and standards applicable to the gaming industry, and the foregoing state of affairs is not cured within thirty (30) days of receipt by PWIN of notice to that effect, this Agreement shall be terminated forthwith upon written notice by Autotote.

(c) If Autotote breaches any material term of this Agreement, and such breach continues uncured for a period of sixty (60) days, this Agreement shall be terminated forthwith upon written notice by PWIN.

6.4 Survival of Racingo Software License. Notwithstanding the provisions of section 6.2(c) above, the Racingo Software License shall survive any termination of this Agreement resulting from a breach by Autotote of its obligations under section 3.1 above, unless expressly terminated by PWIN.

                            ARTICLE 7
                 REPRESENTATIONS AND WARRANTIES

7.1    Mutual   Representations  and  Warranties.    Each   party
represents and warrants the following to the other, and acknowledges that the other party is relying on said representations and warranties in entering into this Agreement:

(a) it is a corporation duly organized, validly existing and in good standing under the laws of the state or province or country of its incorporation and has all requisite power and authority to enter into and perform its obligations under this Agreement;

(b) the execution of this Agreement has been authorized by all requisite corporate action on its part;

(c) this Agreement when executed will become the legal, valid and binding obligation of the party and shall be enforceable against the party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws relating to the rights of creditors generally;

(d) to the best of its present knowledge, there is no material action, suit or proceeding pending against it nor, to the best of its knowledge, threatened against it which is likely to materially adversely affect its performance of its obligations hereunder, nor, to the best of its knowledge, are there any existing acts or conditions which are reasonably expected to be a proper basis for any such action, suit or proceeding;

(e) this Agreement creates no agency relationship between the parties hereto, and nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers, and neither party shall have the power to obligate or bind the other in any manner whatsoever; and

(f)  it is not insolvent or bankrupt.

7.2    Representations  and  Warranties  of  Autotote.   Autotote
represents and warrants to PWIN as follows, and acknowledges that PWIN is relying on said representations and warranties in entering into this Agreement:

(a) Autotote is and shall at all times be the sole and exclusive owner of all rights and title in and to the Racingo Software and the Racingo System, including but not limited to intellectual property rights, and if the Racingo Software incorporates any pre-existing works not owned by Autotote, Autotote has a valid license to incorporate said pre-existing works in the Racingo Software;

(b) The Racingo Software and the Racingo System shall at all times operate efficiently and without interruption on all wagering days for the term of this agreement; provided, however, that there shall not be deemed a breach of the foregoing guarantee and warranty if pari-mutuel wagering is interrupted for less than thirty (30) minutes on any racing day, or if the failure of the Racingo System to operate efficiently or without interruption shall be due to or result from one of more of the causes enumerated in section 11.4 below, or acts or neglect of PWIN, its agents or employees, or of any third party, or for any cause not within the control of Autotote and/or its employees.

(c) to the best of Autotote's knowledge, information and belief, the Racingo Software and the Racingo System, and any part thereof, does not now and shall not infringe any patent, copyright, mask work, trade mark or service mark, trade secret, or other intellectual property right of a third party, and does not now and shall not misappropriate or violate any third party's proprietary rights, and no claim or threat thereof has been made in respect of any of the foregoing matters, and the use of the Racingo Software and the Racingo System by PWIN will not infringe upon or violate any rights of any third party; and

(d) to the best of Autotote's knowledge, information and belief, no person or company is infringing on Autotote's right and title in and to the Racingo Software or the Racingo System.

7.3 Representations and Warranties of PWIN. PWIN represents and warrants to Autotote as follows, and acknowledges that Autotote is relying on said representations and warranties in entering into this Agreement:

(a)  PWIN   is   the  exclusive  licensee  of  the   entire   and
     unencumbered exclusive license in and to the intellectual property rights and know-how identified under the terms "Racingo", "Racingo Copyrights", "Racingo Patent" and "Racingo Trademarks" as they apply to On-Line Racingo and On- and Off-Track Racingo, and has the full right to use, license, and protect its rights therein for the term of this Agreement;

(b) PWIN has full right and authority under the On-Line Racingo License and the On- and Off-Track Racingo License to grant Autotote the license to use the Racingo Trademarks, Racingo Copyrights and Racingo Patents for the purpose of providing the services set out in section 3.2 above, free of any liens, claims or encumbrances for the term of this Agreement, and there is no litigation pending against PWIN which would limit, restrict or prevent Autotote's use of the same;

(c) applications to register the Racingo Trademarks have been duly made and are in good standing under the laws of the jurisdictions where they have been applied for, and Racingo Investments Ltd. has agreed to register said trademarks and maintain them in good standing under all applicable laws;

(d)  the  Racingo  Patent (being U.S. Patent No. 5,518,239  dated
     May 21, 1996 for a racing lottery sweepstakes game called "Racingo") was duly issued by the relevant authorities to William
     H. Johnston, who in turn duly assigned said patent to Winning Games Inc., an Illinois company controlled by him, which in turn duly granted an exclusive twenty (20) year license to Racingo Investments Ltd. to use the Racingo Patent and by the terms of said license precluded itself from carrying on any business involving Racingo or any game similar to Racingo, and Racingo Investments Ltd. in turn duly granted an exclusive ten (10) year license (renewable for another ten (10) years) to PWIN to use the Racingo Patent with respect to On-Line Racingo worldwide and with respect to On- and Off-Track Racingo in Canada, the United States and Mexico;

(e) the Racingo Copyrights have been duly registered and are in good standing under the laws of their respective jurisdictions;

(f) to the best of PWIN's knowledge, information and belief, aside from the possible infringement with regard to a bingo betting game called Bingo Bet being conducted in Arkansas, no person or company is infringing on PWIN's license to the Racingo Trademarks, Racingo Copyrights, Racingo Patent;

(g) to the best of PWIN's knowledge, information and belief, the Racingo Trademarks, Racingo Patent and Racingo Copyrights do not infringe on any patent, copyright, mask work, trade mark or service mark, trade secret, or other intellectual property right of a third party, and do not misappropriate or violate any third party's proprietary rights, and no claim or threat thereof has been made in respect of any of the foregoing matters, and the use of the foregoing by Autotote pursuant to this Agreement will not infringe upon or violate any rights of any third party; and

(h) PWIN and the directors, officers and Major Shareholders of PWIN possess the good character, honesty, integrity, and reputation applicable to those engaged in the legitimate gaming industry and there is nothing in their respective backgrounds, histories, or reputations that would be deemed unsuitable under the legislation and standards applicable to the gaming industry.

7.4    Survival   of   Representations   and   Warranties.    The
representations and warranties of the parties made in sections this Article 7 will survive the termination of this Agreement for a period of one (1) year.

                            ARTICLE 8
                         CONFIDENTIALITY

8.1 Confidential Information. Each party hereby acknowledges and agrees that the information (the "Confidential Information")which the other parties have provided or will provide to it in connection with this Agreement, including but not limited to any information of any kind whatsoever regarding the business, assets, customers, financial state, or business plans of such other parties, is and shall be confidential and proprietary to the providing party (the "Proprietor").

8.2 Non-Disclosure. Each party agrees not to use or disclose any Confidential Information except for the purposes of this Agreement. Each party agrees not to use or disclose the Confidential Information without the Proprietor's prior written consent. Each party agrees to restrict dissemination of particular Confidential Information to only those persons in its organization who must have access to such confidential information in order for said party to perform its obligations under this Agreement. Each party shall cause every person or company (including its employees) to whom it discloses Confidential Information in order to perform its obligations hereunder to abide by the foregoing confidentiality provisions. Upon the termination of this Agreement, each party shall promptly return such Confidential Information (and any copies, extracts and summaries thereof) to its Proprietor.

8.3   Exclusions.   The provisions of this Article  8  shall  not
apply to Confidential Information:

(a) whose disclosure has been authorized in writing by its Proprietor prior to such disclosure;

(b) which is or becomes available in the public domain, other than by an act or omission of a party or any employee, agent or other person acting for or on behalf of that party;

(c) which is lawfully acquired by a party to this Agreement or a third party from a- source other than its Proprietor without breach of this Agreement;

(d) which is internally developed by a party without breach of this Agreement; or

(e) which is ordered to be disclosed by a court, administrative agency or other governmental body with jurisdiction over the parties, provided that the disclosing party will first have provided the Proprietor with prompt written notice of such required disclosure and will take reasonable steps to allow the Proprietor to seek a protective order with respect to the confidentiality of the information required to be disclosed. The disclosing party will promptly co-operate with and assist the Proprietor in connection with obtaining such protective order, at the Proprietor's expense.

8.4 Remedy. Each party further acknowledges that irreparable harm and damage will result if any of the Confidential Information is improperly used or disclosed. In the event of a breach or threatened breach of this provision, each party shall, in addition to any other remedies which may be available, be entitled to injunctive and other equitable relief in any court of competent jurisdiction.

8.5 Public Announcements. PWIN and Autotote shall make all public announcements relating to Racingo jointly, and all such public announcements shall be approved by both PWIN and Autotote prior to publication.

8.6   Survival.   Each party's obligations under this  Article  9
shall come into effect on the date hereof and shall continue indefinitely.

                            ARTICLE 9
                         NON-COMPETITION

9.1 Autotote's Covenant. During the term of this Agreement, Autotote shall not, either alone or in partnership or with any other person, firm or corporation, as principal, agent, shareholder or in any other manner, carry on or be engaged in or concerned with or interested in, directly or indirectly, or advise, lend money to, guarantee the debts or obligations of, or permit its name or any part thereof to be used or employed by any person, firm or corporation engaged in or interested in any business which sells, licenses, distributes or otherwise markets Racingo or products similar to Racingo anywhere in the world.

9.2 PWIN's Covenant. During the term of this Agreement, PWIN will not, without Autotote's consent, enter into any agreements bearing terms identical or substantially similar to the terms of this Agreement with any other person or entity, unless the agreement relates to an area for which Autotote is unable or unwilling to provide tote services.



                           ARTICLE 10
                         INDEMNIFICATION

10.1 Indemnity for Racingo Infringement. Without derogation from the indemnity provided in section 10.2 below, PWIN will indemnify and hold Autotote harmless from any claim, suit or proceeding brought against it based on a claim that PWIN has infringed or is infringing any third party's trademark, copyright, patent or other intellectual property right in or with respect to Racingo, or misappropriated a third party's trade secrets ("Claim") concerning Racingo, including but not limited to U.S. Patent No. 5,518,239 owned by William H. Johnston and/or Winning Games Inc., and U.S. Trademark application No. 75/331,278.

10.2 Mutual Indemnifications for Breaches of Warranty, etc. Each party hereby covenants and agrees with the other parties hereto (the parties covenanting and agreeing to indemnify another party under this Article 10 are hereinafter individually referred to as "Indemnifying Party" and the parties that are being indemnified by another Party under this Article 10 are hereinafter individually referred to as the "Indemnified Party") to indemnify and save harmless the Indemnified Party, effective as and from the Closing Time, from and against any Claims which may be made or brought against the Indemnified Party and/or which it may suffer or incur as a result of, or arising out of:

(a)  any  non-fulfilment of any covenant or   obligation  of  the
     Indemnifying Party under this Agreement;

(b) any incorrectness in or breach of any representation or warranty of the Indemnifying Party contained in this Agreement;

(c) any alleged or actual infringement of any third party's trademark, copyright, patent, or other intellectual property rights, or any alleged or actual misappropriation of any third party's trade secrets by the Indemnifying Party;

(d) the violation by the Indemnifying Party of the gaming laws and regulations of any jurisdiction; or

(e) any liability of the Indemnifying Party or any act or omission of the Indemnifying Party giving rise to such liability prior to the date hereof which has not been disclosed to the Indemnified Party.

10.3 Procedure for Indemnification - The following provisions shall apply to any Claims for which an Indemnifying Party may be obligated to indemnify an Indemnified Party pursuant to this
Agreement:

(a) upon receipt by the Indemnified Party of notice of a Claim from a third party, or upon the Indemnified party becoming aware of a Claim in respect of which the Indemnified Party proposes to demand indemnification from the Indemnifying Party, the Indemnified Party shall give notice to that effect to the Indemnifying Party with reasonable promptness, provided that failure to give such notice shall not relieve the Indemnifying Party from any liability it may have to the Indemnified Party except to the extent that the Indemnifying Party is prejudiced thereby;

(b) in the case of Claims arising from third parties, the Indemnifying Party shall have the right to assume the control of the defence, compromise or settlement of the Claims by notice to the Indemnified party not later than thirty (30) days after receipt of the notice described in paragraph (i) above, provided that such assumption shall, by its terms, be without costs to the Indemnified Party and the Indemnifying Party shall at the Indemnified Party's request furnish it with reasonable security against any costs or other liabilities to which it may be or become exposed by reason of such defence, compromise or settlement;

(c) upon the assumption of control by the Indemnifying Party as aforesaid, the Indemnifying Party shall diligently proceed with the defense, compromise or settlement of the Claims at its sole expense, including employment of counsel reasonably satisfactory to the Indemnified Party and, in connection therewith, the Indemnified Party shall co-operate fully, but at the expense of the Indemnifying Party, to make available to the Indemnifying Party all pertinent information and witnesses under the Indemnified Party's control, make such assignments and take such other steps as in the opinion of counsel for the Indemnifying Party are necessary to enable the Indemnifying Party to conduct such defence; provided always that the Indemnified Party shall be entitled to reasonable security from the Indemnifying Party for the expense, costs of other liabilities to which it may be or may become exposed by reason of such co-operation;

(d) the final determination of any such Claims arising from third parties, including all related costs and expenses, will be binding and conclusive upon the Parties as to the validity or invalidity, as the case may be of such Claims against the Indemnifying Party hereunder; and

(e) should the Indemnifying Party fail to give notice to the Indemnified Party as provided in paragraph (ii) above, the Indemnified Party shall be entitled to make such settlement of the Claims as in its sole discretion may appear advisable, and such settlement or any other final determination of the Claims shall be binding upon the Indemnifying Party.

10.4 Survival. The provisions of this Article 10 shall survive the termination of this Agreement for a period of one (1) year.

                           ARTICLE 11
                     LIMITATION OF LIABILITY

11.1 Limitation of Liability. In no event shall any party be liable to the other party for:

          (a) any indirect, special or consequential damages including, without limitation, those based on loss of business opportunities, whether or not the party had or should have had any knowledge, actual or constructive, that such damages might be incurred; or

          (b) damages of any kind whatsoever in excess of $250,000.

11.2 Exception for Intellectual Property Infringement. Notwithstanding the foregoing, the limitations of liability set forth in section 11.1 above, will not apply to a breach of the representation and warranty set out in sections 7.2(c) and 7.3(g) above.

11.3 Exception for Tote Services.  Notwithstanding the foregoing,
Autotote's  liability  in  respect  of  the  representation   and
warranty set out in section 7.2(b) above shall be limited to liquidated damages equal to 5% of the difference between the Take-Out on the day on which the Racingo System does not operate in accordance with said representation and warranty and the average Take-Out on the days on which the Racingo System operates in accordance with said representation and warranty; provided that Autotote shall not be liable for more than the lesser of $5,000 per day or $25,000 per year, in liquidated damages.

11.4 Force Majeure. Neither party shall be liable to the other for any failure to perform any provision of this Agreement caused by fire, strike, boycott, picketing or other industrial disturbances, riot, civil commotion, theft, vandalism, flood, lightening, tempest, storm, acts of God, war, acts of war and defense, power failure, failure of any cable or interference by any governmental or government agency.

                           ARTICLE 12
                             GENERAL

12.1 Notices. All notices, demand or other communications required to be made or given pursuant to the terms of this Agreement shall be in writing and shall be delivered personally, by overnight courier, by facsimile or by prepaid registered post, to the parties at their respective addresses as hereinafter set out, or such other addresses as the parties may subsequently advised in writing. Any notice, demand or other communication mailed shall be deemed to be received on the fifth (5th) Business Day next following the date of mailing, if delivered personally shall be deemed to have been received on the actual day of delivery, and if delivered by facsimile or by overnight courier, shall be deemed to have been received on the first Business Day next following the date the same as faxed or delivered by the sender to the courier. In the event that the government postal service shall be disrupted due to strike, lockout or otherwise, all notices, demands or other communications shall be delivered personally or by courier. The following shall be the addresses for the deliver of notices of each of the parties:

     For Autotote Systems, Inc.:

     100 Bellevue Road
     P.O. Box 6009
     Newark, Delaware, 19714
     Fax: (302) 453-8128,  Attention: Brooks Pierce

     For Playandwin, Inc.:

     7050 Weston Road, Suite 500
     Vaughan, Ontario, L4L 8G7
     Fax: (905) 850-5012,  Attention: Stewart Garner

12.2 Further Assurances. Each of the parties shall from time to time both before and after the Closing Date take or cause to be taken such action and execute and deliver or cause to be executed and delivered to the other such documents and further assurances as may, in the reasonable opinion of counsel for the other, be necessary or advisable to give effect to this Agreement.

12.3 Assignment. This Agreement shall not be assigned by any party without the written consent of the other.

12.4 Enurement. This Agreement shall enure to the benefit of and be binding upon each of the parties hereto and upon their respective successors and permitted assigns.

12.5 Severability. Any term or provision of this agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective and severable from the Agreement to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

12.6 Counterparts: This Agreement may be executed by the parties hereto in two or more counterparts, all of which taken together shall constitute one document and any facsimile transmission of this document shall be treated as if it were an original.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by one or more of its officers duly authorised to sign, as of the date first above written.

                         AUTOTOTE SYSTEMS, INC.

                         Per: /s/ Brooks Pierce
                              Brooks Pierce, President
                         I    have   authority   to   bind    the
                         corporation.

                         PLAYANDWIN, INC.

                         Per: /s/ Stewart Garner
                              Stewart Garner, President
                         I    have   authority   to   bind    the
                         corporation.

                          SCHEDULE "A"

                           DEFINITIONS

"Agreement" means this Agreement and any instrument supplemental or ancillary to it.

"Autotote" means Autotote Systems, Inc.

"Autotote Hubs" means the computers used by Autotote as servers for its network.

"Autotote Web Site" means Autotote's web site at www.racingo.com or such other web site as the parties may agree on.

"Business Day" means any day other than a Saturday, Sunday or statutory holiday in the Province of Ontario or the State of New
York, or a federal holiday in Canada or the United States of America.

"Claims" means claims, demands, actions, causes of action, damages, losses, costs, fines, penalties, interest, liabilities and expenses, including, without limitation, reasonable legal fees.

"Confidential Information" has the meaning set out in section 8.1 of this Agreement.

"Dollars"  or the symbol "$" shall mean United States dollars.

"Escrow Copy" means a copy of the Source Code placed into escrow in accordance with this Agreement.

"Fantasy Racingo" means any game of On-Line Racingo or On- and Off-Track Racingo not involving actual wagers.

"Field Size" means the number of horses involved in any given race(s) on which a Racingo Wager is based, and shall mean nine
(9) horses unless the parties agree otherwise.

"Indemnified Party" has the meaning set out in section 10.1 of this Agreement.

"Indemnifying Party" has the meaning set out in section 10.1 of this Agreement.

"Jackpot Pool" shall mean the pool or pools of funds (as applicable), funded in accordance with this Agreement and the Racingo game rules attached hereto as Schedule "B" and, from which prize moneys will be disbursed to winners in the Racingo game in accordance with said rules.

"Licensed Off-Track Betting Establishment" means any betting establishment which provides facilities for betting on horse or greyhound races and which is duly licensed by the relevant governmental authority in the jurisdiction in which it is located.

"Major Shareholder" means a registered holder or beneficial owner, in the aggregate, of more than 5% of the issued and outstanding securities of PWIN of any class.

"On- and Off-Track Racingo" means the Racingo game sold, delivered or conducted by means of any betting or wagering method owned or operated by a horse racing track, greyhound racing track or Licensed Off-Track Betting Establishment, including but not limited to on-track betting via mutuel tellers and SAM machines, track-owned OTB parlors, or track telephone account betting, which channels wagers into that tracks primary pari-mutuel pool.

"On- and Off-Track Racingo License" means the license granted by Racingo Investments Ltd. to Playandwin, Inc. on October 7, 1999, to use, conduct, market, and deliver On- and Off-Track Racingo in the territory of Canada, Mexico and the United States of America including the State of Hawaii but not including any overseas territories, dependencies or protectorates, nor : (i) any cruise ship, other than one travelling on the Mississippi river; (ii) any betting establishment located on an Indian/ Native/Aboriginal/First Nations reserve; (iii) any in-flight betting establishment, owned and operated by an airline; (iv) any bingo hall or group of bingo halls linked by a local area network, duly licensed by the relevant governmental authority of the jurisdiction in which it is located; or (v) closed-loop in-home TV-based RACINGO.

"On-Line Racingo" means the Racingo game sold, delivered or conducted by means of the Internet, by which is meant the worldwide network of computers utilizing the TCP/IP protocol, commonly understood to provide some or all of the following features, among others: electronic mail, file transfers through File Transfer Protocol, Telnet access to local and remote computers, UseNet Newsgroups, Gopher access to information on local and remote computers, Wide Area Information Servers, and World Wide Web access.

"On-Line  Racingo License" means the license granted  by  Racingo
Investments Ltd. to Playandwin, Inc. on October 7, 1999, to use, conduct, market, and deliver On-Line Racingo worldwide.

"Parties" means the parties to the Agreement and "Party" means any one of them.

"Person"   means  an  individual,  body  corporate,  partnership,
trustee,    trust,    unincorporated    association,    executor,
administrator or legal representative.

"PEST" means P.E.S.T. Creative Gaming Corporation.

"PWIN" means Playandwin, Inc.

"Racingo" means the pari-mutuel bingo-type wager game and lottery known as "Racingo" and identified by the Racingo Trademarks, and all associated know-how, intellectual property and other materials utilized in the execution of the Racingo game, including the Racingo Patent, the Racingo Trademarks, the Racingo Copyrights, the rules and regulations of which are appended hereto as Schedule B.

"Racingo Copyrights" means the Canadian copyrights for the "Sulky and Rider" design and the "Racingo Game Card" registered on January 20, 1995, the Canadian copyright for the "Racingo Rules" registered on February 23, 1995, the Canadian copyrights for the "Racingo Races Card", "Racingo Rules and Regulations", "Racingo In the Money Card", "Super Racingo Race Card" and "Racingo Play for the Day Card" registered on September 11, 1996, the U.S. copyrights for the "Sulky and Rider" design and the "Racingo Rules" registered on January 24, 1995, and the U.S. copyright for the "Racingo Rules and Regulations" registered on September 24, 1996, all of the foregoing being licensed to Racingo Investments Ltd. and sub-licensed (with respect to On-Line Racingo and On- and Off-Track Racingo) to Playandwin, Inc.

"Racingo Patent" means the United States Patent No. 5,518,239 dated May 21, 1996, regarding a lottery racing sweepstake issued to William H. Johnston, owned by Winning Games Inc., licensed to Racingo Investments Ltd. and sub-licensed (with respect to On-Line Racingo and On- and Off-Track Racingo) to Playandwin, Inc.

"Racingo  Rollout" means the market launch of On-  and  Off-Track
Racingo  and  On-Line Racingo in Canada, the  United  States  and
Mexico, and the subsequent market launch of On-Line Racingo in the rest of the world.

"Racingo Software" means the software developed by or on behalf of Autotote for playing Racingo on a computer or electronic terminal and for delivering Racingo by means of the Internet or a local area network, described in Schedule C hereto.

"Racingo System" means the network of operational Autotote Hubs containing Racingo Software, by means of which Racingo is to be provided to players.

"Racingo Trademarks" means the trademark "Racingo" owned by Winning in the United States and the subject of its application to register the trademark, Application No. 75/331,278; and the Canadian trademark "Racingo" (the subject of an application by PEST to register the trademark, application number 767,826), the Canadian trademark "Super Racingo" (the subject of an application by PEST to register the trademark, application number 767,827), the Canadian trademark "Racingo Horshoe Design" (the subject of an application by PEST to register the trademark, application number 856,030), the Canadian trademark "Racingo Goin' Big Time" (the subject of an application by PEST to register the trademark, application number 856,029), and the Canadian trademark "Sulky Design" (the subject of an application by PEST to register the trademark, application number 767,828), all owned by PEST in Canada; and the European trademark "Racingo" owned by PEST, the subject of an application by PEST to register the trademark, application number 642,728, all of the foregoing being licensed to Racingo Investments Ltd. and sub-licensed (with respect to On-Line Racingo and On- and Off-Track Racingo) to Playandwin, Inc.

"Racingo Wager" means the total sum wagered on Racingo by all players at a given racing track or betting establishment or through a given venue on a given day.

"Reviewed  Party"  has the meaning assigned to it  in  subsection
3.3.4 of this Agreement.

"Reviewing  Party" has the meaning assigned to it  in  subsection
3.3.4 of this Agreement.

"Source Code" means any human-readable, high-level language version of the Racingo Software capable upon compilation of being translated into machine-executable object code.

"Take Out" means PWIN's gross revenues from Racingo from a given racing track, being a portion of the Racingo Wager for that track.

"Tote Supplier" means a supplier of totalisator or pari-mutuel services.

"Winning" means Winning Games Inc.

                          SCHEDULE "B"

                          RACINGO RULES
1. RACINGO is a proposition wager based upon the outcome of three designated pari-mutuel races. It is played by matching the numbers on a RACINGO bet slip (see Figure 1) with the numbers of the betting interests finishing first, second or third in the designated races, not necessarily in exact order. RACINGO has no connection with any other pool.

2. This wager may be placed at all ticked issuing machines other than Mark II terminals and may require the use of printed bet slips. The minimum denomination of RACINGO tickets will be $2.00. A copy of these rules may be obtained by any patron upon
  request.   Notice of the availability of these  rules  will  be
  prominently displayed.

3.   The takeout for this wager will be thirty (30) percent.

4.     The  races  that  are  a  part  of  this  wager  will   be
  predetermined and will be indicated in the racing information provided to patrons. The official results of each leg will be based on the official order of finish as posted by the host track stewards.

5. In the event of a scratch of a betting interest after wagering has begun on RACINGO, substitution will be to the next highest unused runner available. In the event where the highest runner is used or scratched, substitution will proceed via a wrap-around method to the lowest numbered runner and come forward until an available runner has been reached. Substitution for scratched entries will always begin with the lowest numbered scratched entry in that leg of the wager. Substitutions will take place only the host track stewards have posted after all official scratches in the official results of each leg.

Example:
   Selection                  Available Runners

     1-9-11                   1 2 3 4 5 6 7 8 9 10  11 12
          Scratch 11                                  xx
          Scratch 12                                 xx
          Scratch 1           x

          1 is substituted with 2
          9
          11 is substituted with 3.  The new wager is 2-9-3.
          11-1-9 is replaced with 3-2-9

6. If less than three (3) betting interests finish a given leg, that leg will be scratched. If a leg is scratched for any reason, no additions to the jackpot prizes will be made and that entire current RACINGO pool will be refunded. If there are more than 12 betting interests in a race, 13, 14, etc. will be part of the field and will be considered as one betting interest.

7. In the event of a dead heat(s) in any of the 3 legs, squares on RACINGO tickets containing any of the dead heated entries in
  that   leg  shall  be  considered  matching  squares.   Squares
  containing dead heated entries in the correct order of finish in that leg shall be considered exact matching squares pursuant to qualification for prize E as detailed below.

8.   Program numbers are synonymous with saddlecloth numbers.

9.   Wagering on RACINGO will cease prior to running of the first
  RACINGO leg run, regardless of its order on the RACINGO ticket.

10.  RACINGO will consist of the following prizes categories (see
  Figure 2):

  A)   The DIAMOND ANY ORDER (Excluding Diamond Exact Order)
  B)   The X ANY ORDER (Excluding X Exact Order)
  C)   The DIAMOND EXACT ORDER
  D)   The X EXACT ORDER
  E)   The FULL CARD ANY ORDER  (Excluding Full Card Exact Order).
  F)   The FULL CARD EXACT ORDER (Jackpot)

11. Winners for each prize will be determined by matching squares on the RACINGO ticket in the patterns as described below and in Figure 2:

  A)   Matching Squares

          1) For Prizes A, B and E a matching square is defined as a square which contains the program number of a betting interest finishing either first, second or third in that RACINGO leg. The order of the betting interest on the RACINGO ticket for that race does not need to be exact in order for a given square to be a match.

          2) For Prizes C and D, a matching square is defined as a square which contains the program number of a betting interest finishing either first, second or third in that RACINGO leg. The order of the betting interest on the RACINGO ticket for that race must be exact in order for a given square to be a match.

          3) For Prize F a matching square is defined as a square which contains the program number of a betting interest finishing first or second or third in that RACINGO leg in the exact position it finished in the race.


  B)
     Winning Tickets - Winning RACINGO tickets are determined as follows:

          1) For Prizes A and C - "The DIAMOND" - Matching four (4) squares on the ticket in the following pattern: middle left with upper and lower center and middle right

          2) For Prizes B and D- "The X" - Matching five (5) squares on the ticket in the following pattern: upper and lower left with middle center and upper and lower right

          3) For Prize E - The FULL CARD IN ANY ORDER (Excluding the FULL CARD IN EXACT ORDER) - Matching all squares on the ticket disregarding the exact order of finish for first, second and third in each race.

          4) For Prize F - The FULL CARD IN EXACT ORDER - Matching all squares on the ticket. All selections must appear on the ticket in their exact order of finish for first, second and third. In the event of a dead heat (s) for any position a square will be considered an exact match if it contains any of the betting interests dead heated for that position. Within each prize category all winning tickets will be calculated as in a Win pool.

          5) Additional matching squares on any winning ticket will be disregarded.

12. Winning tickets qualify for one prize based on the following order of precedence:

     1.   Prize F
     2.   Prize E
     3.   Prize D
     4.   Prize C
     5.   Prize B
     6.   Prize A

Prize  amounts  will be based on the pari-mutuel distribution  of each prize category.  The order of precedence will determine  the
prize   category  in  which  a  particular  winning   ticket   is
calculated.

13. The net amount of the RACINGO pool will be allocated to the various prize categories as follows:

     1.   Prize A - 15 percent
     2.   Prize B - 10 percent
     3.   Prize C - 5 percent
     4.   Prize D - 5 percent
     5.   Prize E - 20 percent
     6.   Prize F -  45 percent
14. The payoff for each prize will be separately calculated on a pari-mutuel basis considering both the number of winning dollars qualifying for that particular prize and the total amount allocated to that prize category plus any applicable carryover as in the cases of Prize F.

  Prize F is a separate Jackpot prize. The pool for each jackpot prize will consist of the current allocation of the net RACINGO pool plus the applicable carryover, if any. If no winning tickets are sold for a particular Jackpot pool, 100 percent of that total pool will then be carried over to the next RACINGO wager. In the event there is no pari-mutuel ticket properly issued correctly designating a winner for a specific lower prize (A, B, C, D or E), the portion of the net pool allocated for that prize will be divided equally and added to the carryover of distribution of the Jackpot prize
  (F).

15. In the event that the Association decides to discontinue this wager, the current pool allocation to the Jackpot prize plus any applicable carryovers will be distributed on a specific date chosen by the Association, pending at least two weeks notice to the public, and in the following manner:

     A) Prizes F: If no winning tickets are sold matching all squares on the ticket in the exact order of finish for first, second and third, the winning payoff for Prize E will be the sum of the net pool from Prize F and the net pool from Prize E.

     B) Prize E: If a winning ticket is sold matching all squares on the ticket in any order of finish for first, second and third and if no winning tickets are sold for Prize F, then the winning payoff for Prize E will be the sum of the net pool from Prize F and Prize E. If no winning tickets are sold matching all squares on the ticket in the any order of finish for first, second and third for Prize E and if no winning tickets are sold matching all squares on the ticket in exact order of finish for first, second and third for Prize F, then the net pool from Prize F plus the net pool from Prize E will be added to the net pool for Prize D.

       Should no winning tickets be sold for a Prize E, yet winning tickets should be sold for Prizes F, then the net pool from Prize E will be added to the net pool for the next prize category, following down the list (D, C, B or A), based on the order of precedence, containing at least one winning ticket, but if no winning ticket is sold for prizes D, C, B or A, then the net pool for all Prizes will be added to Prize F.

     C) Prize D: If a winning ticket is sold matching five squares in the pattern of upper and lower left with middle center and upper and lower right in exact order and if no winning tickets are sold for Prizes F and E, the winning payoff for Prize D will be the sum of the net pool from Prizes F, E and D. If no winning tickets are sold matching five squares in the pattern of upper and lower left with middle center and upper and lower right in exact order for Prize D and if no winning tickets are sold for Prizes F and E then the net pools from Prizes F, E and D will be added to the net pool for Prize C.

     D) Prize C: If a winning ticket is sold matching four squares in the pattern of upper center with middle left and middle right and lower center in exact order and if no winning tickets are sold for Prizes F, E and D, then the winning payoff for Prize C will be the sum of the net pool from Prizes F, E, D and C. If no winning tickets are sold matching four squares in the pattern of upper center with middle left and middle right and lower center in exact order and if no winning tickets are sold for Prizes F, E and D, the net pool from Prizes F, E, D and C will be added to the net pool for Prize B.

     E) Prize B: If a winning ticket is sold matching five squares in the pattern of upper and lower left, middle center and upper and lower right in any order and if no winning tickets are sold for Prizes F, E, D and C then the net pool from Prizes F, E, D, C and B will be added to the net pool for Prize B. If no winning ticket is sold matching five squares in the pattern of upper and lower left, middle center and upper and lower right in any order and if no winning tickets are sold for Prizes F, E, D, and C, then the net pool from Prizes F, E, D, C, and B will be added to the pool for Prize A.

     F) Prize A: If a winning ticket is sold matching four squares in the pattern of upper center with middle left and middle right and lower center in any order, and if no winning tickets are sold for Prizes F, E, D, C and B, then the net pool from Prizes F, E, D, C, B and A will be added to the net pool for Prize A. If no ticket is sold matching four squares in the pattern of upper center with middle left and middle right and lower center in any order and if no winning tickets are sold for Prizes F, E, D, C and B, then the net pool from Prizes F, E, D, C, B and A will be paid to all ticket holders of the current RACINGO Wager.

16. Quick Pick will be available. Anything NOT marked on a bet slip will be a Quick-Pick number.

Figure 1: RACINGO Bet Slip
Figure 2: Winning Patterns

A - Diamond Any                    B - X Any Order
Order
       (Excluding Diamond Exact           (Excluding X Exact
       Order)                             Order)

       Race 1 Race 2 Race3                 Race 1  Race Race3
                                                     2
Runner                             Runner
1                                  1
Runner                             Runner
2                                  2
Runner                             Runner
3                                  3


C - Diamond Exact                  D - X Exact
Order                              Order

       Race 1 Race 2 Race3                 Race 1  Race Race3
                                                     2
Runner                             Runner
1                                  1
Runner                             Runner
2                                  2
Runner                             Runner
3                                  3


E - Full Card Any                  F - Full Card Exact
Order                              Order
       (Excluding Full Card Exact         JACKPOT
       Order)

       Race 1 Race 2 Race3                 Race 1  Race Race3
                                                     2
Runner                             Runner
1                                  1
Runner                             Runner
2                                  2
Runner                             Runner
3                                  3
</Tabl
e>
                          SCHEDULE "C"

                        RACINGO SOFTWARE
                          SCHEDULE "D"

                            TIMETABLE




                           SIGNATURES

Pursuant  to  the  requirements of Section 12 of  the  Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Playandwin, Inc.



                           By: /s/ Stewart Garner
                              Stewart Garner, President

